SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 5, 2005

UFP Technologies, Inc.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-12648	04-2314970
(Commission File Number)	(I.R.S. Employer Identification No.)

172 East Main Street, Georgetown, MA	01833-2107
(Address of Principal Executive Offices)	(Zip Code)

(978) 352-2200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01               Changes in Registrant’s Certifying Accountant

Effective on July 5, 2005, the Audit Committee of the Board of Directors of the Company dismissed PricewaterhouseCoopers, L.L.P. (“PwC”) as the Company’s independent registered public accounting firm.  The reports issued by PwC on the Company’s financial statements as of December 31, 2003 and December 31, 2004, and for the years ended December 31, 2003 and December 31, 2004, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle.  During the years ended December 31, 2003 and December 31, 2004, and through July 5, 2005:  (i) there were no disagreements with PwC on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to PwC’s satisfaction, would have caused them to make reference thereto in their report of the Company’s financial statements for such years; and (ii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has requested that PwC provide the Company with a letter addressed to the Securities and Exchange Commission stating whether or not PwC agrees with the foregoing disclosures.  A copy of that letter, dated July 8, 2005, is filed as Exhibit 16 to this Form 8-K.

Effective as of July 5, 2005 the Company engaged Carlin, Charron & Rosen LLP (“CCR”) to serve as the Company’s independent public accountants for the fiscal year ended December 31, 2005.  During the years ended December 31, 2003 and December 31, 2004, and through July 5, 2005, the Company did not consult with CCR with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters, including disagreements or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01               Financial Statements and Exhibits.

             (c) Exhibits.

Exhibit
Number	Description
16	Letter from PricewaterhouseCoopers, L.L.P. to the Securities and Exchange Commission, dated July 8, 2005.

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SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 8, 2005	UFP TECHNOLOGIES, INC.

	By	/s/ Ronald J. Lataille
Ronald J. Lataille, Chief Financial
Officer and Vice President